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 AMERICAN GENERAL                                             Exhibit (e) (5)
 Life Companies

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                            EXECUTIVE ADVANTAGE/SM/
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                           LOAN / SURRENDER REQUEST
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      Policy Number:  Policyholder:
                                    (Last Name, First Name, Middle Name)

Insured:                                                    Social Security No.:       -      -
          (Last Name, First Name, Middle Name)

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LOAN REQUEST
    . Interest will accrue daily on any outstanding loan at an annual interest rate as indicated in the specifications.
       [_]Maximum Amount Available (may vary by Subaccount)
       [_]$       in cash or maximum amount available, if less

SURRENDER REQUEST
       [_]Full surrender (original policy or lost policy affidavit must be enclosed)
       [_]Partial surrender in the amount of $       or for   % of cash
          surrender value
    . No more than two (2) surrenders may be made during each Certificate Year. . An expense charge and/or a surrender charge may be assessed according to the Certificate.
    . You can direct below how the loan or partial surrender will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts. If you provide no directions, the loan or partial surrender amount will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts on a pro rata basis.

                                       Amount  Percent                                       Amount  Percent
GUARANTEED ACCOUNT                       $         %
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE         GOLDMAN SACHS VARIABLE INSURANCE TRUST
  INSURANCE FUNDS)
Invesco V.I. High Yield Fund             $         %   Strategic International Equity Fund     $         %
Invesco V.I. American Value Fund         $         %   Structured U.S. Equity Fund             $         %
ALLIANCEBERNSTEIN VARIABLE PRODUCT SERIES FUND, INC.   JPMORGAN INSURANCE TRUST
Growth Portfolio                         $         %   Small Cap Core Portfolio                $         %
Growth and Income Portfolio              $         %   THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
Large Cap Growth Portfolio               $         %   Core Plus Fixed Income Portfolio        $         %
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.             Emerging Markets Equity Portfolio       $         %
VP Income & Growth Fund                  $         %   Mid Cap Growth Portfolio                $         %
VP International Fund                    $         %   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
BLACKROCK VARIABLE SERIES FUNDS, INC.                  AMT Large Cap Value Portfolio           $         %
BlackRock Basic Value V.I. Fund          $         %   PIMCO VARIABLE INSURANCE TRUST
BlackRock Capital Appreciation V.I.
Fund                                     $         %   High Yield Portfolio                    $         %
BlackRock U.S. Government Bond V.I.
Fund                                     $         %   Long -Term U.S. Government Portfolio    $         %
BlackRock Value Opportunities V.I.
Fund                                     $         %   Real Return Portfolio                   $         %
FIDELITY VARIABLE INSURANCE PRODUCTS                   Short-Term Portfolio                    $         %
VIP Balanced Portfolio                   $         %   Total Return Portfolio                  $         %
VIP Contrafund Portfolio                 $         %   VANGUARD VARIABLE INSURANCE FUND
VIP Index 500 Portfolio                  $         %   Total Bond Market Index Portfolio       $         %
VIP Money Market Portfolio               $         %   Total Stock Market Index Portfolio      $         %
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST   VALIC COMPANY I
Developing Markets Securities Fund -
Class 2                                  $         %   International Equities Fund             $         %
Foreign Securities Fund - Class 2        $         %   Mid Cap Index Fund                      $         %
Growth Securities Fund - Class 2         $         %   Small Cap Index Fund                    $         %

As Policyholder, I represent that the statements and answers in this Loan / Surrender request are written as made by me and are complete and true to the best of my knowledge and belief. In the event of a full surrender, I surrender all rights to this policy and state that no bankruptcy or insolvency proceeding is pending with respect to me.

 Signature of Insured                   Signature of Policyholder (If other
                                        than Insured)

Date Signed               , 20

Loan / Surrender, Executive Advantage/SM/, 0513